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Exhibit 23(b)

Consent of Independent Auditors

    We consent to the reference to our firm under the caption "Independent Public Accountants" and to the use of our report dated February 22, 2001, with respect to the financial statements of Choice Behavioral Health Partnership included in the Registration Statement (Form S-4) and related Prospectus of Magellan Health Services, Inc. for the registration of $250,000,000 of its debt securities.

                      /s/ Ernst & Young LLP

Jacksonville, Florida
August 1, 2001

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Consent of Independent Auditors